Exhibit 99.1

FOR IMMEDIATE RELEASE
April 30, 2014

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $0.95 NET INCOME PER SHARE AND
$21.78 NET BOOK VALUE PER SHARE

Bethesda, MD - April 30, 2014 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended March 31, 2014 of $48.8 million, or $0.95 per share, and net book value of $21.78 per share. Economic return for the period, defined as dividends plus the change in net book value, was $0.96 per share, or 4.5% for the quarter, or an annualized return of 17.9%.

FIRST QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$0.95 per share of net income

◦	Includes all unrealized gains and losses on investment and hedging portfolios, due to fair value option election and no hedge accounting

•	$0.62 net spread and dollar roll income per share, excluding "catch-up" premium amortization expense

◦	$0.59 per share including $(0.03) per share of "catch-up" premium amortization expense due to change in projected CPR estimates on fixed rate agency securities

◦
Includes $(0.04) per share of estimated net carry loss (also known as "dollar roll loss") associated with the average net short position in agency mortgage backed securities ("MBS") in the "to-be-announced" ("TBA") market

•	$0.61 per share of estimated taxable income

◦	Estimated undistributed taxable income of $0.73 per share as of March 31, 2014, down $0.04 per share from $0.77 per share as of December 31, 2013

•	$0.65 per share dividend declared on March 20, 2014

•	$21.78 per share net book value as of March 31, 2014

◦	Increased $0.31 per share, or 1.4%, from $21.47 per share as of December 31, 2013

•	4.5% economic return on equity for the quarter, or 17.9% annualized

◦	Comprised of a $0.65 per share dividend and a $0.31 per share increase in net book value

American Capital Mortgage Investment Corp.
April 30, 2014

ADDITIONAL FIRST QUARTER 2014 HIGHLIGHTS

•	$6.7 billion MBS investment portfolio as of March 31, 2014

◦	$5.0 billion agency securities

◦	$0.7 billion net long TBA mortgage position

◦	$1.0 billion non-agency securities

•	$41 million investment in mortgage REIT equity securities as of March 31, 2014

◦	Total return of $6.5 million for the quarter, including dividends and realized and unrealized gains

•	$23 million invested in mortgage servicing rights ("MSR") during the quarter

◦	$25 million additional investment in April 2014

•	5.8x "at risk" leverage as of March 31, 2014

◦	5.1x excluding net long TBA mortgage position as of March 31, 2014

•	5.3x average "at risk" leverage for the quarter

◦	5.6x excluding average net short TBA mortgage position for the quarter

•	5.7% agency securities actual CPR for the quarter

◦	8.2% projected life CPR for agency securities as of March 31, 2014

•	2.29% annualized net interest rate spread and dollar roll loss for the quarter, excluding “catch-up” premium amortization

◦	Excludes (10) bps of “catch-up” premium amortization expense for the quarter

•	0.2 million shares of common stock repurchased during the quarter

"We are pleased to announce a solid 4.5% economic return on equity for the first quarter, or an annualized return of almost 18%," commented Gary Kain, President and Chief Investment Officer. "We remain focused on our core objective of delivering attractive risk adjusted returns to our shareholders over the long term and are optimistic about how our portfolio is positioned given current market conditions. To this point, the second quarter is off to a strong start, with both agency and non-agency assets performing well. Additionally, we continue to broaden our investment capabilities with the integration of Residential Credit Solutions, Inc. ("RCS") and have started acquiring MSR investments."

John Erickson, Chief Financial Officer and Executive Vice President, commented, "2013 was a challenging year for the mortgage market and we are pleased to see 2014 begin on a positive footing. We believe that the actions we took during 2013, from repositioning our portfolio to shrinking our capital base through the repurchase of our common stock, helped drive our performance this quarter and positions us well for the remainder of 2014. In addition, despite the challenges faced by all fixed-income investors since the onset of QE3, we are pleased that MTGE has produced total economic returns of over 23% since the second quarter of 2012."

NET BOOK VALUE

As of March 31, 2014, the Company's net book value per share was $21.78, or $0.31 per share higher than the net book value per share of $21.47 as of December 31, 2013.

INVESTMENT PORTFOLIO

As of March 31, 2014, the Company's investment portfolio included $5.0 billion of agency securities, $0.7 billion of net long TBA securities, $1.0 billion of non-agency securities, and $41.3 million of investments in agency mortgage REIT equity securities.

The Company accounts for dollar roll positions as derivative instruments and recognizes dollar roll income/loss in other gains (losses), net on the Company's financial statements. As of March 31, 2014, the Company's

American Capital Mortgage Investment Corp.
April 30, 2014

net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.7 billion, with a net carrying value of $0.2 million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of March 31, 2014, the Company's agency MBS investment portfolio was comprised of $5.2 billion of fixed rate investments, inclusive of the long TBA position, and $0.5 billion of adjustable-rate securities.

As of March 31, 2014, the Company's agency fixed rate MBS investments were comprised of $2.0 billion ≤15 year securities, $0.2 billion 20 year securities, $2.3 billion 30 year securities, $0.1 billion 15 year net long TBA securities and $0.6 billion 30 year net long TBA securities. As of March 31, 2014, ≤15 year fixed rate investments, inclusive of the net long TBA position, represented 38% of the Company's agency investment portfolio, a slight decrease from 39% as of December 31, 2013, and 30 year fixed rate investments, inclusive of the net long TBA position, represented 51% of the Company's agency investment portfolio, an increase from 48% as of December 31, 2013.

As of March 31, 2014, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.46%, comprised of a weighted average coupon of 3.04% for ≤15 year securities, 3.29% for 20 year securities and 3.78% for 30 year securities.

As of March 31, 2014, the Company's $1.0 billion non-agency portfolio was comprised of 45% Alt-A, 22% prime, 12% option ARM and 21% subprime securities. As of March 31, 2014, the Company's non-agency portfolio had a weighted average coupon of 1.49%.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the first quarter of 2014 was 5.7%, consistent with the fourth quarter of 2013. The CPR published in April 2014 for the Company's agency portfolio held as of March 31, 2014 was 8.1%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2014 was 8.2%, compared to 7.3% as of December 31, 2013.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(10.8) million, or $(0.21) per share. The Company recognized approximately $(1.4) million, or $(0.03) per share, of "catch-up" premium amortization expense during the quarter, as projected CPR estimates rose for the Company's existing agency securities during the quarter.

The weighted average cost basis of the Company's agency securities was 104.4% of par and the unamortized agency net premium was $214.7 million as of March 31, 2014. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 62.0% of par as of March 31, 2014. Discount accretion on the non-agency portfolio for the quarter was $10.6 million, or $0.21 per share.

American Capital Mortgage Investment Corp.
April 30, 2014

The total net discount remaining was $578.7 million as of March 31, 2014, with $225.4 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average asset yield on its investment portfolio for the first quarter was 3.08%, compared to 3.25% for the fourth quarter. Excluding the impact of "catch-up" premium amortization recognized due to changes in projected CPR estimates, the annualized weighted average yield on the Company's investment portfolio was 3.17% for the first quarter, compared to 3.06% for the fourth quarter. The Company's average asset yield as of March 31, 2014 was 3.20%, a 2 bps increase from 3.18% as of December 31, 2013.

The Company's average cost of funds during the first quarter (derived from the cost of repurchase agreements and interest rate swaps) decreased 7 bps to 0.92%, from 0.99% during the fourth quarter. The decrease in the Company's average cost of funds was due to lower average swap costs as a result of lower effective swap balances. The Company's average cost of funds of 0.97% as of March 31, 2014 increased 9 bps from 0.88% as of December 31, 2013, due to increased average effective swap net pay rates and notional amounts, as well as increased repurchase agreement interest rates.

The Company's average net interest rate spread, inclusive of dollar rolls, for the first quarter was 2.19%, a decrease of 8 bps from 2.27% for the fourth quarter. Excluding dollar rolls, the Company's average net interest rate spread for the first quarter was 2.16%, compared to 2.25% for the fourth quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.23% as of March 31, 2014, compared to 2.30% as of December 31, 2013.

LEVERAGE AND HEDGING ACTIVITIES

As of March 31, 2014, $5.2 billion of the Company's repurchase agreements were used to fund acquisitions of agency and non-agency securities, while the remaining $115.2 million were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including net long TBA securities and excluding investments in RCS and mortgage REIT equity securities, the Company's "at risk" leverage ratio was 5.8x as of March 31, 2014 and averaged 5.3x during the first quarter.

The $5.2 billion borrowed under agency and non-agency repurchase agreements as of March 31, 2014 had remaining maturities consisting of:

•	$2.0 billion of one month or less;

•	$1.2 billion between one and two months;

•	$0.8 billion between two and three months;

•	$0.4 billion between three and six months;

•	$0.3 billion between six and nine months;

•	$0.2 billion between nine and twelve months; and

•	$0.3 billion greater than twelve months.

As of March 31, 2014, the Company's agency and non-agency repurchase agreements had an average 101 days remaining to maturity, up from 90 days at December 31, 2013.

American Capital Mortgage Investment Corp.
April 30, 2014

As of March 31, 2014, the Company had repurchase agreements with 31 financial institutions and less than 6% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 22% of the Company's equity at risk.

The Company's interest rate swap positions as of March 31, 2014 totaled $4.0 billion in notional amount, at a weighted average fixed pay rate of 2.06%, a weighted average receive rate of 0.24% and a weighted average maturity of 5.4 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $2.1 billion and an average fixed pay rate of a 1.21% as of March 31, 2014. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of March 31, 2014, the Company held payer swaption contracts with a total notional amount of $425.0 million and a weighted average expiration of 1.8 years. These swaptions have an underlying weighted average interest rate swap term of 6.8 years, with a weighted average pay rate of 3.46% as of March 31, 2014.
In addition to its interest rate swaps and swaptions, the Company held a net short position in U.S. Treasury securities and futures with a fair value of $824.3 million.
As of March 31, 2014, 90% of the Company's combined repurchase agreement and net long TBA balance was hedged through interest rate swaps, interest rate swaptions, and U.S. Treasury securities and futures.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the first quarter, the Company recorded $26.8 million in other gains (losses), net, or $0.52 per share. Other gains (losses), net, for the quarter are comprised of:

•	$(13.1) million of net realized loss on agency securities;

•	$1.4 million of net realized gain on non-agency securities;

•	$67.6 million of net unrealized gain on agency securities;

•	$7.8 million of net unrealized gain on non-agency securities;

•	$(4.9) million in realized loss on periodic settlements of interest rate swaps;

•	$(22.0) million of net realized loss on other derivatives and securities;

•	$(19.1) million of net unrealized loss on other derivatives and securities; and

•	$9.2 million of servicing and other operating income related to the Company's investment in RCS.

Realized and unrealized net gains on other derivatives and securities during the first quarter include $(49.3) million of net loss on interest rate swaps and swaptions, $11.3 million of net gain on U.S. treasury securities and futures, $(7.8) million of net loss on TBA mortgage positions, $(1.8) million of dollar roll loss, and $6.5 million net gain on investments in mortgage REIT equity securities.

Additionally, during the first quarter, the Company recorded $14.0 million in servicing and other operating expense related to its investment in RCS.

American Capital Mortgage Investment Corp.
April 30, 2014

ESTIMATED TAXABLE INCOME

REIT taxable income for the first quarter is estimated at $0.61 per share, or $(0.34) lower than GAAP net income per share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses (iii) losses or undistributed income of taxable REIT subsidiaries, and (iv) temporary differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the first quarter excludes $0.38 per share of estimated net capital losses, which are not deductible from the Company's ordinary taxable income but may be carried forward and applied against future net capital gains for up to five years.

As of March 31, 2014, the Company had approximately $37.3 million of estimated undistributed taxable income ("UTI"), or $0.73 per share, net of dividends declared. UTI excludes the Company's net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of March 31, 2014, the Company had estimated cumulative non-deductible net capital losses of $(214.6) million, or $(4.20) per share, which may be carried forward and applied against future net capital gains for up to five years. Additionally, as of March 31, 2014, the Company had estimated net deferred gains from terminated swaps and swaptions of $80.9 million, or $1.58 per share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STOCK REPURCHASE PROGRAM

During the first quarter, the Company made open market purchases of 0.2 million shares of its common stock, or 0.4% of the Company's outstanding shares as of December 31, 2013. The shares were purchased at an average net repurchase price of $19.67 per share, including expenses, totaling $4.2 million.

As of March 31, 2014, the Company had an additional $134.9 million available for repurchases of its common stock through December 31, 2014, as authorized by the Board of Directors. The Company intends to repurchase shares when the repurchase price is meaningfully less than its estimate of the current net book value per share.

FIRST QUARTER 2014 DIVIDEND DECLARATION
On March 20, 2014, the Board of Directors of the Company declared a first quarter dividend of $0.65 per share, which was paid on April 28, 2014, to common stockholders of record as of March 31, 2014. Since the August 2011 initial public offering, the Company has declared and paid a total of $318.2 million in dividends, or $8.30 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
April 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$4,953,038	$5,641,682	$8,397,883	$7,777,532	$6,535,598
Non-agency securities, at fair value	1,036,180	1,011,217	927,914	930,647	727,351
REIT equity securities, at fair value	41,344	38,807	—	—	—
Treasury securities, at fair value	121,623	637,342	855,815	1,002,784	—
Cash and cash equivalents	190,599	206,398	204,129	316,975	311,252
Restricted cash	58,487	21,005	36,725	45,869	32,158
Interest receivable	16,045	20,620	26,924	23,815	19,209
Derivative assets, at fair value	41,129	108,221	154,510	237,514	52,149
Receivable for securities sold	4,743	608,646	201,968	162,571	121,816
Receivable under reverse repurchase agreements	766,021	22,736	—	1,216,596	1,563,334
Other assets	94,724	81,191	3,997	194	480
Total assets	$7,323,933	$8,397,865	$10,809,865	$11,714,497	$9,363,347
Liabilities:
Repurchase agreements	$5,303,712	$7,158,192	$9,248,346	$7,978,748	$6,137,343
Payable for agency and non-agency securities purchased	57,078	—	186,621	542,865	96,200
Payable for U.S. Treasury securities purchased	—	—	—	498,867	—
Derivative liabilities, at fair value	14,110	11,327	99,480	90,703	77,997
Dividend payable	33,242	33,381	37,031	44,857	53,075
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	760,676	22,530	—	1,181,829	1,558,429
Accounts payable and other accrued liabilities	41,050	69,715	55,050	107,903	10,476
Total liabilities	6,209,868	7,295,145	9,626,528	10,445,772	7,933,520
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 51,142, 51,356, 52,902, 56,071 and 58,972 issued and outstanding, respectively	511	514	529	561	590
Additional paid-in capital	1,197,656	1,201,826	1,231,797	1,293,824	1,355,687
Retained earnings (deficit)	(84,102)	(99,620)	(48,989)	(25,660)	73,550
Total stockholders' equity	1,114,065	1,102,720	1,183,337	1,268,725	1,429,827
Total liabilities and stockholders' equity	$7,323,933	$8,397,865	$10,809,865	$11,714,497	$9,363,347

Net book value per share	$21.78	$21.47	$22.37	$22.63	$24.25

American Capital Mortgage Investment Corp.
April 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Agency securities	$34,272	$54,141	$54,587	$51,053	$40,183
Non-agency securities	15,968	15,497	15,847	12,731	11,293
Other	56	56	77	143	91
Interest expense	(8,145)	(10,656)	(10,949)	(9,113)	(8,036)
Net interest income	42,151	59,038	59,562	54,814	43,531

Other gains (losses), net:
Realized gain (loss) on agency securities, net	(13,133)	(86,768)	(71,179)	(20,979)	8,674
Realized gain on non-agency securities, net	1,409	1,246	5,884	8,307	1,419
Realized loss on periodic settlements of interest rate swaps, net	(4,947)	(8,778)	(14,449)	(10,045)	(7,734)
Realized gain (loss) on other derivatives and securities, net	(22,028)	25,898	65,258	23,865	(2,448)
Unrealized gain (loss) on agency securities, net	67,557	(24,974)	80,894	(292,864)	(78,840)
Unrealized gain (loss) on non-agency securities, net	7,830	13,088	(424)	(23,751)	30,478
Unrealized gain (loss) on other derivatives and securities, net	(19,094)	14,628	(105,138)	213,307	(15,251)
Servicing and other operating income	9,241	3,350	—	—	—
Total other gains (losses), net	26,835	(62,310)	(39,154)	(102,160)	(63,702)

Expenses:
Management fees	4,248	4,432	4,725	5,079	4,444
General and administrative expenses	1,830	1,755	1,781	1,928	1,777
Servicing and other operating expense	13,999	7,489	—	—	—
Total expenses	20,077	13,676	6,506	7,007	6,221

Income (loss) before excise tax	48,909	(16,948)	13,902	(54,353)	(26,392)
Excise tax	149	302	200	—	177
Net income (loss)	$48,760	$(17,250)	$13,702	$(54,353)	$(26,569)

Net income (loss) per share - basic and diluted	$0.95	$(0.33)	$0.25	$(0.94)	$(0.56)

Weighted average number of common shares outstanding - basic and diluted	51,272	52,028	54,515	57,982	47,469

Dividends declared per share	$0.65	$0.65	$0.70	$0.80	$0.90

American Capital Mortgage Investment Corp.
April 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Agency securities	$34,272	$54,141	$54,587	$51,053	$40,183
Non-agency securities and other	16,024	15,553	15,924	12,874	11,384
Interest expense	(8,145)	(10,656)	(10,949)	(9,113)	(8,036)
Net interest income	42,151	59,038	59,562	54,814	43,531
Dividend income from investments in REIT equity securities (2)	1,108	977	—	—	—
Realized loss on periodic settlements of interest rate swaps, net	(4,947)	(8,778)	(14,449)	(10,045)	(7,734)
Adjusted net interest income	38,312	51,237	45,113	44,769	35,797
Operating expenses (3)	(6,078)	(6,187)	(6,506)	(7,007)	(6,221)
Net spread income	32,234	45,050	38,607	37,762	29,576
Dollar roll income (loss)	(1,824)	(9,032)	(6,827)	23,214	8,033
Net spread and dollar roll income	$30,410	$36,018	$31,780	$60,976	$37,609

Weighted average number of common shares outstanding - basic and diluted	51,272	52,028	54,515	57,982	47,469

Net spread income per share - basic and diluted	$0.63	$0.87	$0.71	$0.65	$0.62
Net spread and dollar roll income per share – basic and diluted	$0.59	$0.69	$0.58	$1.05	$0.79

American Capital Mortgage Investment Corp.
April 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net income (loss)	$48,760	$(17,250)	$13,702	$(54,353)	$(26,569)
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(67,557)	24,974	(80,894)	292,864	78,840
Non-agency securities	(7,830)	(13,088)	424	23,751	(30,478)
Derivatives and other securities	19,094	(14,628)	105,138	(213,307)	15,251
Premium amortization, net	(1,722)	(5,825)	44	(5,730)	1,864
Capital losses in excess of capital gains (4)	19,502	131,907	63,131	—	—
Other realized (gains) losses, net (4)	15,912	(66,863)	(55,220)	953	(1,360)
Taxable REIT subsidiary loss and other	4,907	4,441	164	(36)	206
Total book to tax difference	(17,694)	60,918	32,787	98,495	64,323
Estimated taxable income	$31,066	$43,668	$46,489	$44,142	$37,754

Weighted average number of common shares outstanding - basic and diluted	51,272	52,028	54,515	57,982	47,469

Net estimated taxable income per share – basic and diluted	$0.61	$0.84	$0.85	$0.76	$0.80
Estimated cumulative undistributed REIT taxable income per share	$0.73	$0.77	$0.60	$0.43	$0.45

Beginning cumulative non-deductible capital losses	$195,068	$63,161	$—	$—	$—
Capital loss (carryforward)/excess over capital gains	19,502	131,907	63,161	—	—
Ending cumulative non-deductible capital losses	$214,570	$195,068	$63,161	$—	$—
Ending cumulative non-deductible capital losses per share	$4.20	$3.80	$1.19	$—	$—

American Capital Mortgage Investment Corp.
April 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Ending agency securities, at fair value	$4,953,038	$5,641,682	$8,397,883	$7,777,532	$6,535,598
Ending agency securities, at cost	$5,063,993	$5,820,194	$8,551,421	$8,011,964	$6,477,165
Ending agency securities, at par	$4,849,295	$5,573,593	$8,179,581	$7,597,458	$6,117,534
Average agency securities, at cost	$5,606,086	$7,674,009	$8,424,136	$7,288,238	$6,012,033
Average agency securities, at par	$5,368,817	$7,335,621	$8,060,321	$6,869,169	$5,692,708

Ending non-agency securities, at fair value	$1,036,180	$1,011,217	$927,914	$930,647	$727,351
Ending non-agency securities, at cost	$944,264	$927,131	$856,915	$859,224	$632,178
Ending non-agency securities, at par	$1,522,954	$1,526,918	$1,472,299	$1,500,219	$1,050,021
Average non-agency securities, at cost	$920,213	$902,518	$857,048	$751,723	$618,957
Average non-agency securities, at par	$1,510,092	$1,512,170	$1,484,249	$1,292,633	$1,040,534

Net TBA portfolio - as of period end, at fair value	$693,605	$(774,840)	$(1,609,891)	$90,795	$4,490,697
Net TBA portfolio - as of period end, at cost	$693,414	$(775,859)	$(1,556,881)	$147,236	$4,489,753
Average net TBA portfolio, at cost	$(310,905)	$(1,162,138)	$(689,331)	$3,378,283	$746,793

Average total assets, at fair value	$7,812,035	$9,899,105	$10,619,499	$10,265,857	$8,222,549
Average agency and non-agency repurchase agreements	$5,762,349	$7,654,594	$8,298,648	$7,083,080	$5,832,005
Average stockholders' equity (5)	$1,120,233	$1,146,628	$1,212,720	$1,379,448	$1,180,931

Average coupon	2.93%	3.04%	3.05%	3.20%	3.17%
Average asset yield	3.08%	3.25%	3.04%	3.17%	3.11%
Average cost of funds (6)	0.92%	0.99%	1.21%	1.08%	1.10%
Average net interest rate spread	2.16%	2.25%	1.82%	2.09%	2.01%
Average net interest rate spread, including estimated dollar roll income (7)	2.19%	2.27%	1.63%	2.30%	2.27%
Average coupon as of period end	2.93%	2.93%	3.07%	3.10%	3.24%
Average asset yield as of period end	3.20%	3.18%	3.00%	3.10%	3.00%
Average cost of funds as of period end	0.97%	0.88%	1.23%	1.16%	1.10%
Average net interest rate spread as of period end	2.23%	2.30%	1.77%	1.94%	1.90%
Average actual CPR for agency securities held during the period	5.7%	5.7%	6.7%	7.4%	6.3%
Average projected life CPR for agency securities as of period end	8.2%	7.3%	7.3%	6.3%	8.3%

American Capital Mortgage Investment Corp.
April 30, 2014

Leverage - average during the period (8)	5.6x	6.8x	6.8x	5.1x	4.9x
Leverage - average during the period, including net TBA position	5.3x	5.8x	6.3x	7.6x	5.6x
Leverage - as of period end (9)	5.1x	5.9x	7.0x	6.3x	4.3x
Leverage - as of period end, including net TBA position	5.8x	5.1x	5.7x	6.4x	7.4x

Expenses % of average total assets - annualized (10)	0.3%	0.2%	0.2%	0.3%	0.3%
Expenses % of average stockholders' equity - annualized (10)(11)	2.4%	2.2%	2.1%	2.0%	2.1%
Net book value per share as of period end	$21.78	$21.47	$22.37	$22.63	$24.25
Dividends declared per share	$0.65	$0.65	$0.70	$0.80	$0.90
Net return on average stockholders' equity	17.7%	(6.0)%	4.5%	(15.8)%	(9.1)%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing and other operating expenses related to the Company's investment in RCS.

(4)
Capital losses in excess of capital gains represents 2014 year-to-date capital losses in excess of capital gains. The Company's estimated taxable income for the first quarter excludes $0.38 per share of estimated net capital losses, which are not deductible from the Company's ordinary taxable income but may be carried forward for up to five years and applied against future net capital gains, as well as $0.03 per share of gains on terminated swaps and $0.27 per share of gains on terminated or expired swaptions, which for income tax purposes are deferred and amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

(5)	Including a reduction for the average market value of REIT equity securities and our investment in RCS, the average stockholder's equity for the first quarter was $1.0 billion.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps.

(7)
Estimated dollar roll income is net of short TBAs used for hedging purposes. Dollar roll income excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(10)	Expenses exclude $14.0 million in servicing and other operating expense related to the Company's investment in RCS.

(11)	Average stockholders' equity excludes investments in REIT equity securities and RCS.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on May 1, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q1 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on May 1, 2014. In addition, there will be a phone recording available from 1:00 pm ET May 1, 2014 until 9:00 am ET May 15, 2014. If you are interested in hearing the recording of

American Capital Mortgage Investment Corp.
April 30, 2014

the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10044282.
For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $93 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (Nasdaq: ACSF). From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived

American Capital Mortgage Investment Corp.
April 30, 2014

from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or "GAAP net interest income"), less other periodic interest rate swap interest costs reported in other gains (losses), net.

Estimated REIT taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses (iii) losses or undistributed income of taxable REIT subsidiaries, and (iv) temporary differences related to the amortization of net premiums or accretion of discounts on investments. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.